Exhibit 99.1
TIME WARNER INC. REPORTS SECOND-QUARTER 2008 RESULTS
NEW YORK, August 6, 2008 – Time Warner Inc. (NYSE:TWX) today reported financial results for its second quarter ended June 30, 2008.
Chief Executive Officer Jeff Bewkes said: “I’m pleased by the overall performance of our businesses so far this year, particularly in light of the challenging economic environment, and that we’re on track to achieve our business outlook. This resilience reflects the strength of our brands, our expertise and our scale, which we think give us a sustained advantage in creating, packaging and distributing the industry’s most compelling content – such as The Dark Knight, Sex and the City and The Closer.”
Mr. Bewkes continued: “We’ve also made significant progress in our top structural initiatives. During the quarter, we agreed to the terms of our planned separation from Time Warner Cable. In addition, we’ve made the key decisions that will enable us to run AOL’s access and audience businesses separately beginning in 2009. As we continue to reshape Time Warner, we’ll increasingly focus on our goal to create and manage high-quality branded content, across multiple platforms around the world, at the highest returns possible for our stockholders.”
Company Results
In the quarter, Revenues climbed 5% over the same period in 2007 to $11.6 billion, led by increases at the Filmed Entertainment, Cable and Networks segments.
Adjusted Operating Income before Depreciation and Amortization rose 4% to $3.2 billion. Growth at the Cable, Networks and Filmed Entertainment segments more than offset declines at the AOL and Publishing segments. Operating Income was up 1% to $1.9 billion.
For the first six months, Cash Provided by Operations was $4.9 billion, and Free Cash Flow totaled $2.9 billion (representing a 46% conversion rate of Adjusted Operating Income before Depreciation and Amortization). As of June 30, 2008, Net Debt was $34.6 billion, down $1.0 billion from $35.6 billion at the end of 2007, due primarily to the generation of Free Cash Flow.
Diluted Income per Common Share from Continuing Operations was $0.22 for the three months ended June 30, 2008, compared to $0.25 in last year’s second quarter. The current and prior year amounts included certain items affecting comparability that are described in detail in the Consolidated Reported Net Income and Per Share Results section below. The net impact of such items was to decrease the current year quarter’s results by $0.02 per diluted common share and to increase the prior year quarter’s results by $0.03 per diluted common share.

Segment Performances
Presentation of Financial Information
The schedule below reflects Time Warner’s financial performance for the three and six months ended June 30, by line of business (millions).
In the presentation of financial information in this release, Adjusted Operating Income (Loss) before Depreciation and Amortization excludes the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales and amounts related to securities litigation and government investigations. Operating Income includes these amounts in their respective periods. Refer to the reconciliations of Adjusted Operating Income (Loss) before Depreciation and Amortization to Operating Income (Loss) before Depreciation and Amortization and the reconciliations of Operating Income (Loss) before Depreciation and Amortization to Operating Income (Loss) in this release for details.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
AOL	$1,057	$1,253	$2,185	$2,711
Cable	4,298	4,014	8,458	7,865
Filmed Entertainment	2,564	2,253	5,404	4,996
Networks	2,826	2,601	5,485	5,011
Publishing	1,176	1,253	2,221	2,301
Intersegment eliminations	(366)	(394)	(781)	(720)

Total Revenues	$11,555	$10,980	$22,972	$22,164

Adjusted Operating Income (Loss) before Depreciation and Amortization:
AOL	$350	$485	$755	$1,027
Cable	1,570	1,444	2,972	2,751
Filmed Entertainment(a)	196	174	476	506
Networks	860	746	1,818	1,683
Publishing	269	302	414	386
Corporate	(77)	(89)	(176)	(194)
Intersegment eliminations	8	(1)	(1)	14

Total Adjusted Operating Income (Loss) before Depreciation and Amortization	$3,176	$3,061	$6,258	$6,173

Operating Income (Loss):
AOL	$230	$360	$514	$1,444
Cable	738	711	1,374	1,290
Filmed Entertainment(a)	94	81	277	324
Networks	749	634	1,623	1,494
Publishing	218	256	311	294
Corporate	(87)	(101)	(197)	(217)
Securities litigation expenses, net	(4)	(4)	(8)	(167)
Intersegment eliminations	8	(1)	(1)	14

Total Operating Income (Loss)	$1,946	$1,936	$3,893	$4,476

(a)	Adjusted Operating Income (Loss) before Depreciation and Amortization and Operating Income (Loss) for the six months ended June 30, 2008, included net restructuring charges of $113 million, including a $3 million reversal for the three months ended June 30, 2008, related to involuntary employee terminations in connection with the operational reorganization of the New Line Cinema business.

Presented below is a discussion of Time Warner’s segments for the second quarter of 2008. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.
AOL
Revenues declined 16% ($196 million) to $1.1 billion, reflecting a 29% decrease ($200 million) in Subscription revenues, offset in part by a 2% increase ($8 million) in Advertising revenues. The decline in Subscription revenues was due primarily to a decrease in domestic AOL brand subscribers, resulting from AOL’s strategy to offer its e-mail and other products free of charge to Internet consumers. Advertising revenues benefited from growth in sales of advertising on third-party Internet sites and paid-search advertising, offset partly by a decline in display advertising on AOL Network sites.
Adjusted Operating Income before Depreciation and Amortization decreased 28% ($135 million) to $350 million, as a result of lower Subscription revenues and higher traffic acquisition costs ($48 million), offset partially by reduced marketing, network and other expenses.
Operating Income declined 36% ($130 million) to $230 million, due largely to lower Adjusted Operating Income before Depreciation and Amortization.
Key Operating Metrics
During the quarter, AOL had 111 million average monthly domestic unique visitors and 56 billion domestic page views, according to comScore Media Metrix, which translates into 167 average monthly domestic page views per unique visitor.
As of June 30, 2008, the AOL service had 8.1 million U.S. access subscribers, a decline of 604,000 from the prior quarter and 2.8 million from the year-ago quarter, reflecting subscriber losses due in part to AOL’s strategy to prioritize its advertising business.
CABLE (Time Warner Cable)
Revenues increased 7% ($284 million) to $4.3 billion. Subscription revenues grew 7% ($277 million) to $4.1 billion. Video revenues were up 2% ($57 million) to $2.6 billion, driven by continued growth in digital video services and video price increases, offset in part by a decrease in pay-per-view event revenues. High-speed data revenues rose 12% ($108 million) to $1.0 billion, as a result of continued year-over-year high-speed data subscriber growth. Voice revenues were up 39% ($112 million) to $397 million, reflecting a net increase in Digital Phone subscribers. Advertising revenues grew 3% ($7 million) to $233 million.
Adjusted Operating Income before Depreciation and Amortization rose 9% ($126 million) to $1.6 billion, benefiting from revenue growth, offset partially by higher video programming, employee, voice and marketing costs. Video programming expenses increased 6% ($57 million) to $939 million, due to contractual rate increases and an increase in the percentage of basic video subscribers who also subscribe to expanded tiers of video services. Employee costs increased, resulting primarily from headcount and salary increases, offset partly by lower equity-based compensation expense, due mainly to the timing of 2008 grants. Voice costs rose 21% ($23 million) reflecting primarily growth in Digital Phone subscribers, offset partially by a decline in per-subscriber connectivity costs. Marketing expenses grew as a result of intensified marketing efforts. Additionally, the prior year period included $6 million of merger-related and restructuring expenses.
Operating Income was up 4% ($27 million) to $738 million, due to higher Adjusted Operating Income before Depreciation and Amortization, offset partly by increased depreciation expense ($53 million) and a noncash impairment of certain non-core cable systems held for sale ($45 million).

Key Operating Metrics
Revenue generating units (“RGUs”) exceeded 33.6 million – reflecting net additions of 656,000, a record for any second quarter – driven by year-over-year improvement in net additions in all RGU categories. Customer relationships totaled 14.7 million, and Triple Play subscribers surpassed 2.8 million (or 19% of total customer relationships), benefiting from 214,000 net additions during the second quarter.
Select Subscriber Data

			Net
			Additions
	6/30/08	3/31/08	(Declines)
		(in thousands)

Subscriber Data:
Revenue generating units(a)	33,629	32,973	656
Customer relationships(b)	14,737	14,722	15

Double play subscribers(c)	4,760	4,748	12
Triple play subscribers(d)	2,824	2,610	214
Bundled subscribers(e)	7,584	7,358	226

Homes passed(f)	26,726	26,624	102
Basic video subscribers(g)	13,297	13,306	(9)
Digital video subscribers(h)	8,483	8,283	200
Residential high-speed data subscribers(i)	8,125	7,924	201
Commercial high-speed data subscribers(i)	287	280	7
Residential Digital Phone subscribers(j)	3,421	3,170	251
Commercial Digital Phone subscribers(j)	16	10	6

(a)	Revenue generating units represent the total of all basic video, digital video, high-speed data and voice (including circuit-switched telephone service, as applicable) subscribers.
(b)	Customer relationships represent the number of subscribers who receive at least one level of service, encompassing video, high-speed data and voice services, without regard to the number of services purchased. For example, a subscriber who purchases only high-speed data service and no video service will count as one customer relationship, and a subscriber who purchases both video and high-speed data services will also count as only one customer relationship.
(c)	Double play subscriber numbers reflect customers who subscribe to two of Time Warner Cable’s primary services (video, high-speed data and voice).
(d)	Triple play subscriber numbers reflect customers who subscribe to all three of Time Warner Cable’s primary services (video, high-speed data and voice).
(e)	Bundled subscriber numbers reflect customers who subscribe to two or more of Time Warner Cable’s primary services.
(f)	Homes passed represent the estimated number of service-ready single residence homes, apartment and condominium units and commercial establishments passed by Time Warner Cable’s cable systems without further extending the transmission lines.
(g)	Basic video subscriber numbers reflect billable subscribers who receive at least basic video service.
(h)	Digital video subscriber numbers reflect billable subscribers who receive any level of video service via digital transmissions.
(i)	High-speed data subscriber numbers reflect billable subscribers who receive Road Runner high-speed data service or any of the other high-speed data services offered by Time Warner Cable.
(j)	Digital Phone subscriber numbers reflect billable subscribers who receive an IP-based telephony service.
FILMED ENTERTAINMENT (Warner Bros. Entertainment & New Line Cinema)
Revenues climbed 14% ($311 million) to $2.6 billion, led by the strong home video performances of Warner Bros.’ I Am Legend, The Bucket List, 10,000 B.C. and Fool’s Gold, as well as higher international television licensing fees on theatrical product. Also contributing to the increase was growth in interactive video games, including the release of LEGO Indiana Jones.
Operating Income before Depreciation and Amortization increased 13% ($22 million) to $196 million, reflecting strong revenue growth, higher contributions from television product and lower film valuation adjustments, offset partially by higher print and advertising expenses.
Operating Income grew 16% ($13 million) to $94 million, due mainly to an increase in Operating Income before Depreciation and Amortization.

NETWORKS (Turner Broadcasting & HBO)
Revenues rose 9% ($225 million) to $2.8 billion, with growth of 10% ($158 million) in Subscription revenues and 11% ($89 million) in Advertising revenues, offset partly by an 11% decline ($23 million) in Content revenues. Subscription revenues benefited primarily from higher rates at both Turner and HBO and, to a lesser extent, more subscribers for Turner’s networks, as well as the impact of international acquisitions. Driving the increase in Advertising revenues were Turner’s domestic entertainment and news networks, reflecting mainly audience growth and higher CPMs (advertising rates per thousand viewers).
Adjusted Operating Income before Depreciation and Amortization grew 15% ($114 million) to $860 million, fueled largely by increased revenues, offset in part by higher programming expenses. Programming expenses rose 8% to $1.1 billion, due primarily to an increase in sports programming costs at Turner, related particularly to NBA programming, higher original programming costs at both HBO and Turner, as well as programming costs associated with international acquisitions. Also contributing to growth was the absence of $16 million of restructuring and severance charges in the prior year quarter at HBO.
Operating Income climbed 18% ($115 million) to $749 million, resulting mainly from the increase in Adjusted Operating Income before Depreciation and Amortization. The current year quarter included an $18 million noncash impairment of GameTap as a result of Turner’s decision to sell its on-line video game business, and the prior year quarter included a $34 million noncash impairment of the Court TV tradename as a result of rebranding the network’s name to truTV.
PUBLISHING (Time Inc.)
Revenues declined 6% ($77 million) to $1.2 billion, reflecting a 9% decrease ($66 million) in Advertising revenues and a 10% decline ($14 million) in Other revenues, offset slightly by a 1% increase ($4 million) in Subscription revenues. The decrease in Advertising revenues was due primarily to reduced domestic print magazine revenues and declines in custom publishing revenues, offset partially by higher online revenues ($19 million), led by People.com, Time.com and CNNMoney.com. Other revenues were reduced by lower sales at Synapse and Southern Living at Home.
Operating Income before Depreciation and Amortization decreased 11% ($33 million) to $269 million, due largely to the decrease in Advertising revenues, offset partly by increases at international print magazines, lower overhead expenses and the impact of the 2007 closures of LIFE and Business 2.0 magazines.
Operating Income declined 15% ($38 million) to $218 million, resulting mainly from a decrease in Operating Income before Depreciation and Amortization.
CONSOLIDATED REPORTED NET INCOME AND PER SHARE RESULTS
For the three months ended June 30, 2008, Income from Continuing Operations was $795 million, or $0.22 per diluted common share, and Net Income was $792 million, or $0.22 per diluted common share. This compares to Income from Continuing Operations in the prior year quarter of $945 million, or $0.25 per diluted common share, and Net Income in the prior year quarter of $1.1 billion, or $0.28 per diluted common share.
Certain pretax items in the current year quarter affected comparability, including $51 million of direct transaction costs (e.g., legal and professional fees) and financing costs related to the planned separation of Time Warner Cable from the Company, a $45 million noncash impairment of certain non-core cable systems held for sale at Time Warner Cable and an $18 million noncash impairment of GameTap as a result of Turner’s decision to sell its on-line video game business.
Certain pretax items in the prior year quarter similarly affected comparability, including a gain of approximately $100 million from the sale of Time Inc.’s 50% ownership of Bookspan, offset partly by a $34 million noncash impairment of the Court TV tradename as a result of rebranding the network’s name to truTV. The prior year quarter also included $77 million of tax benefits, related primarily to the realization of tax attribute carryforwards and changes in certain state tax laws.
In the aggregate, these items affecting comparability had the net effect of decreasing the current year quarter’s Income from Continuing Operations by $55 million (net of taxes), or $0.02 per diluted common share, and increasing the prior year quarter by $118 million (net of taxes), or $0.03 per diluted common share. Excluding such items, Income from Continuing Operations increased, reflecting growth in Adjusted Operating Income before Depreciation and Amortization and lower interest expense, offset partly by higher depreciation and amortization expenses. Excluding such items, Diluted Income per Common Share from Continuing Operations increased in the current year quarter compared to the prior year quarter, driven by the increase in Income from Continuing Operations, as well as a decrease in average diluted common shares as a result of common stock repurchases made under the stock repurchase programs.
STOCK REPURCHASE PROGRAM UPDATE
From the announcement of the Company’s $5 billion stock repurchase program on August 1, 2007, through August 5, 2008, the Company repurchased approximately 154 million shares of common stock for approximately $2.8 billion. These amounts are unchanged from those reported in the Company’s first- quarter 2008 earnings release issued on April 30, 2008.
Use of Operating Income (Loss) before Depreciation and Amortization, Adjusted Operating Income (Loss) before Depreciation and Amortization and Free Cash Flow
The Company utilizes Operating Income (Loss) before Depreciation and Amortization, among other measures, to evaluate the performance of its businesses. The Company also evaluates the performance of its businesses using Operating Income (Loss) before Depreciation and Amortization excluding the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales, and amounts related to securities litigation and government investigations (referred to herein as Adjusted Operating Income (Loss) before Depreciation and Amortization). Both Operating Income (Loss) before Depreciation and Amortization and Adjusted Operating Income (Loss) before Depreciation and Amortization are considered important indicators of the operational strength of the Company’s businesses. Operating Income (Loss) before Depreciation and Amortization eliminates the uneven effect across all business segments of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were primarily recognized in business combinations. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Moreover, Adjusted Operating Income (Loss) before Depreciation and Amortization does not reflect gains and losses on asset sales or amounts related to securities litigation and government investigations or any impairment charge related to goodwill, intangible assets and fixed assets. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets, investment spending levels and return on capital.
Free Cash Flow is Cash Provided by Operations (as defined by U.S. generally accepted accounting principles) plus payments related to securities litigation and government investigations (net of any insurance recoveries) and excess tax benefits from the exercise of stock options, less cash flow attributable to discontinued operations, capital expenditures and product development costs, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate its businesses and this measure is considered an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect payments made in connection with the securities litigation and government investigations, which reduce liquidity.
Operating Income (Loss) before Depreciation and Amortization, Adjusted Operating Income (Loss) before Depreciation and Amortization and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income, Net Income and various cash flow measures (e.g., Cash Provided by Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.
About Time Warner Inc.
Time Warner Inc. is a leading media and entertainment company, whose businesses include interactive services, cable systems, filmed entertainment, television networks and publishing.
Information on Time Warner’s Business Outlook Release and Conference Call
Time Warner Inc. issued a separate release today regarding its 2008 full-year business outlook.
The Company’s conference call can be heard live at 10:30 am ET on Wednesday, August 6, 2008. To listen to the call, visit www.timewarner.com/investors or AOL Keyword: IR.
Information on Time Warner Cable’s Releases and Conference Call
Time Warner Cable issued separate releases today regarding its second-quarter 2008 results as well as its updated 2008 full-year business outlook.
Time Warner Cable’s conference call can be heard live at 8:30 am ET on Wednesday, August 6, 2008. To listen to the call, visit www.timewarnercable.com/investors or AOL Keyword: TWC IR.
Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, the planned separation of Time Warner Cable from the Company and other factors affecting the operation of the businesses of Time Warner Inc. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts:

Corporate Communications	Investor Relations
Edward Adler (212) 484-6630	Doug Shapiro (212) 484-8926
Keith Cocozza (212) 484-7482	Monica Gould (212) 484-8206
# # #

TIME WARNER INC.
CONSOLIDATED BALANCE SHEET
(Unaudited; millions, except per share amounts)

	June 30,	December 31,
	2008	2007

ASSETS

Current assets
Cash and equivalents	$5,185	$1,516
Receivables, less allowances of $1,928 and $2,410	6,148	7,296
Inventories	2,013	2,105
Prepaid expenses and other current assets	773	834
Deferred income taxes	732	700

Total current assets	14,851	12,451
Noncurrent inventories and film costs	5,240	5,304
Investments, including available-for-sale securities	1,940	1,963
Property, plant and equipment, net	18,212	18,048
Intangible assets subject to amortization, net	5,088	5,167
Intangible assets not subject to amortization	47,214	47,220
Goodwill	42,534	41,749
Other assets	1,981	1,928

Total assets	$137,060	$133,830

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,217	$1,470
Participations payable	2,590	2,547
Royalties and programming costs payable	1,300	1,253
Deferred revenue	1,278	1,178
Debt due within one year	128	126
Other current liabilities	4,946	5,611
Current liabilities of discontinued operations	3	8

Total current liabilities	11,462	12,193
Long-term debt	39,607	37,004
Mandatorily redeemable preferred membership units issued by a subsidiary	300	300
Deferred income taxes	14,361	13,736
Deferred revenue	473	522
Other liabilities	7,048	7,217
Minority interests	4,435	4,322

Shareholders’ equity
Time Warner common stock, $0.01 par value, 4.885 and 4.877 billion shares issued and 3.582 and 3.593 billion shares outstanding	49	49
Paid-in-capital	172,547	172,443
Treasury stock, at cost (1.303 and 1.284 billion shares)	(25,836)	(25,526)
Accumulated other comprehensive income, net	93	149
Accumulated deficit	(87,479)	(88,579)

Total shareholders’ equity	59,374	58,536

Total liabilities and shareholders’ equity	$137,060	$133,830

TIME WARNER INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited; millions, except per share amounts)

	Three Months Ended		Six Months Ended
	6/30/08	6/30/07	6/30/08	6/30/07

Revenues:
Subscription	$6,462	$6,229	$12,822	$12,468
Advertising	2,311	2,268	4,335	4,200
Content	2,563	2,243	5,371	5,022
Other	219	240	444	474

Total revenues	11,555	10,980	22,972	22,164
Costs of revenues	(6,870)	(6,417)	(13,533)	(12,913)
Selling, general and administrative	(2,472)	(2,397)	(4,950)	(4,806)
Amortization of intangible assets	(194)	(158)	(377)	(335)
Amounts related to securities litigation and government investigations	(4)	(4)	(8)	(167)
Merger-related, restructuring and shutdown costs	(6)	(33)	(148)	(101)
Asset impairments	(63)	(34)	(63)	(35)
Gains on disposal of assets, net	—	(1)	—	669

Operating income	1,946	1,936	3,893	4,476
Interest expense, net	(550)	(574)	(1,096)	(1,125)
Other income (loss), net	(5)	108	(53)	233
Minority interest expense, net	(87)	(91)	(170)	(221)

Income from continuing operations before income taxes	1,304	1,379	2,574	3,363
Income tax provision	(509)	(434)	(1,008)	(1,231)

Income from continuing operations	795	945	1,566	2,132
Discontinued operations, net of tax	(3)	122	(3)	138

Net income	$792	$1,067	$1,563	$2,270

Basic income per common share from continuing operations	$0.22	$0.25	$0.44	$0.56
Discontinued operations	—	0.03	—	0.04

Basic net income per common share	$0.22	$0.28	$0.44	$0.60

Diluted income per common share from continuing operations	$0.22	$0.25	$0.43	$0.55
Discontinued operations	—	0.03	—	0.04

Diluted net income per common share	$0.22	$0.28	$0.43	$0.59

Average basic common shares outstanding	3,579.8	3,756.7	3,579.4	3,798.1

Average diluted common shares outstanding	3,603.0	3,807.1	3,601.4	3,849.2

Cash dividends declared per share of common stock	$0.0625	$0.0550	$0.1250	$0.1100

TIME WARNER INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Six Months Ended June 30,
(Unaudited, millions)

	2008	2007

OPERATIONS
Net income(a)	$1,563	$2,270
Adjustments for noncash and nonoperating items:
Depreciation and amortization	2,294	2,164
Amortization of film and television costs	2,959	2,874
Asset impairments	63	35
(Gain) loss on investments and other assets, net	7	(951)
Equity in losses of investee companies, net of cash distributions	25	28
Equity-based compensation	169	173
Minority interests	170	221
Deferred income taxes	311	1,014
Amounts related to securities litigation and government investigations	—	(743)
Changes in operating assets and liabilities, net of acquisitions	(2,620)	(3,883)
Adjustments relating to discontinued operations(a)	(9)	(83)

Cash provided by operations(b)	4,932	3,119

INVESTING ACTIVITIES
Investments in available-for-sale securities	(14)	(89)
Investments and acquisitions, net of cash acquired	(1,236)	(312)
Investment activities of discontinued operations	—	(26)
Capital expenditures and product development costs	(2,049)	(1,987)
Investment proceeds from available-for-sale securities	14	23
Other investment proceeds	231	1,420

Cash used by investing activities	(3,054)	(971)

FINANCING ACTIVITIES
Borrowings	24,599	9,542
Debt repayments	(21,982)	(8,614)
Proceeds from exercise of stock options	73	420
Excess tax benefit on stock options	3	58
Principal payments on capital leases	(20)	(32)
Repurchases of common stock	(332)	(3,668)
Dividends paid	(450)	(417)
Other financing activities	(100)	(96)

Cash provided (used) by financing activities	1,791	(2,807)

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	3,669	(659)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	1,516	1,549

CASH AND EQUIVALENTS AT END OF PERIOD	$5,185	$890

(a)	The six months ended June 30, 2008 and June 30, 2007 include net income (loss) from discontinued operations of $(3) million and $138 million, respectively. After considering noncash gains and expenses and working capital-related adjustments relating to discontinued operations, net operational cash flows from discontinued operations were $(12) million and $55 million for the six months ended June 30, 2008 and 2007, respectively.
(b)	The six months ended June 30, 2007 includes approximately $2 million of cash related to changing the fiscal year end of certain international operations from November 30 to December 31.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
AMORTIZATION TO OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
AMORTIZATION
(Unaudited, millions)
Three Months Ended June 30, 2008

	Adjusted		Amounts		Operating
	Operating		Related To		Income/(Loss)
	Income/(Loss)		Securities		Before
	Before		Litigation &	Gains/(Losses)	Depreciation
	Depreciation	Asset	Government	From	And
	And Amortization	Impairments	Investigations	Asset Disposals	Amortization
AOL	$350	$—	$—	$—	$350
Cable(a)	1,570	(45)	—	—	1,525
Filmed Entertainment	196	—	—	—	196
Networks(b)	860	(18)	—	—	842
Publishing	269	—	—	—	269
Corporate(c)	(77)	—	(4)	—	(81)
Intersegment elimination	8	—	—	—	8

Total	$3,176	$(63)	$(4)	$—	$3,109

Three Months Ended June 30, 2007

	Adjusted		Amounts		Operating
	Operating		Related To		Income/(Loss)
	Income/(Loss)		Securities		Before
	Before		Litigation &	Gains/(Losses)	Depreciation
	Depreciation	Asset	Government	From	And
	And Amortization	Impairments	Investigations	Asset Disposals	Amortization
AOL(d)	$485	$—	$—	$(1)	$484
Cable	1,444	—	—	—	1,444
Filmed Entertainment	174	—	—	—	174
Networks(b)	746	(34)	—	—	712
Publishing	302	—	—	—	302
Corporate(c)	(89)	—	(4)	—	(93)
Intersegment elimination	(1)	—	—	—	(1)

Total	$3,061	$(34)	$(4)	$(1)	$3,022

(a)	For the three months ended June 30, 2008, Operating Income before Depreciation and Amortization includes a $45 million noncash impairment of certain non-core cable systems held for sale.
(b)	For the three months ended June 30, 2008, Operating Income before Depreciation and Amortization includes an $18 million noncash impairment of GameTap as a result of Turner’s decision to sell its on-line video game business. For the three months ended June 30, 2007, Operating Income before Depreciation and Amortization includes a $34 million noncash impairment of the Court TV tradename as a result of rebranding the network’s name to truTV, effective January 1, 2008.
(c)	For the three months ended June 30, 2008, Operating Income before Depreciation and Amortization includes $4 million in net expenses related to securities litigation and government investigations. For the three months ended June 30, 2007, Operating Income before Depreciation and Amortization includes $1 million in legal reserves related to securities litigation and $3 million in net expenses related to securities litigation and government investigations.
(d)	For the three months ended June 30, 2007, Operating Income before Depreciation and Amortization includes a net $1 million reduction to the gains on the sales of AOL’s German and U.K. access businesses.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
AMORTIZATION TO OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
AMORTIZATION
(Unaudited, millions)
Six Months Ended June 30, 2008

	Adjusted		Amounts		Operating
	Operating		Related To		Income/(Loss)
	Income/(Loss)		Securities		Before
	Before		Litigation &	Gains/(Losses)	Depreciation
	Depreciation	Asset	Government	From	And
	And Amortization	Impairments	Investigations	Asset Disposals	Amortization
AOL	$755	$—	$—	$—	$755
Cable(a)	2,972	(45)	—	—	2,927
Filmed Entertainment	476	—	—	—	476
Networks(b)	1,818	(18)	—	—	1,800
Publishing	414	—	—	—	414
Corporate(c)	(176)	—	(8)	—	(184)
Intersegment elimination	(1)	—	—	—	(1)

Total	$6,258	$(63)	$(8)	$—	$6,187

Six Months Ended June 30, 2007

	Adjusted		Amounts		Operating
	Operating		Related To		Income/(Loss)
	Income/(Loss)		Securities		Before
	Before		Litigation &	Gains/(Losses)	Depreciation
	Depreciation	Asset	Government	From	And
	And Amortization	Impairments	Investigations	Asset Disposals	Amortization
AOL(d)	$1,027	$(1)	$—	$669	$1,695
Cable	2,751	—	—	—	2,751
Filmed Entertainment	506	—	—	—	506
Networks(b)	1,683	(34)	—	—	1,649
Publishing	386	—	—	—	386
Corporate(c)	(194)	—	(167)	—	(361)
Intersegment elimination	14	—	—	—	14

Total	$6,173	$(35)	$(167)	$669	$6,640

(a)	For the six months ended June 30, 2008, Operating Income before Depreciation and Amortization includes a $45 million noncash impairment of certain non-core cable systems held for sale.
(b)	For the six months ended June 30, 2008, Operating Income before Depreciation and Amortization includes an $18 million noncash impairment of GameTap as a result of Turner’s decision to sell its on-line video game business. For the six months ended June 30, 2007, Operating Income before Depreciation and Amortization includes a $34 million noncash impairment of the Court TV tradename as a result of rebranding the network’s name to truTV, effective January 1, 2008.
(c)	For the six months ended June 30, 2008, Operating Income before Depreciation and Amortization includes $8 million in net expenses related to securities litigation and government investigations. For the six months ended June 30, 2007, Operating Income before Depreciation and Amortization includes $153 million in legal reserves related to securities litigation and $14 million in net expenses related to securities litigation and government investigations.
(d)	For the six months ended June 30, 2007, Operating Income before Depreciation and Amortization includes a pretax gain of approximately $670 million on the sale of AOL’s German access business, a net $1 million reduction to the gains on the sales of AOL’s German and U.K. access businesses and a $1 million noncash asset impairment.

TIME WARNER INC.
RECONCILIATION OF OPERATING INCOME (LOSS) BEFORE DEPRECIATION
AND AMORTIZATION TO OPERATING INCOME (LOSS)
(Unaudited, millions)
Three Months Ended June 30, 2008

	Operating
	Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL	$350	$(79)	$(41)	$230
Cable(a)	1,525	(722)	(65)	738
Filmed Entertainment	196	(43)	(59)	94
Networks(b)	842	(81)	(12)	749
Publishing	269	(34)	(17)	218
Corporate(c)	(81)	(10)	—	(91)
Intersegment elimination	8	—	—	8

Total	$3,109	$(969)	$(194)	$1,946

Three Months Ended June 30, 2007

	Operating
	Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL(d)	$484	$(104)	$(20)	$360
Cable	1,444	(669)	(64)	711
Filmed Entertainment	174	(40)	(53)	81
Networks(b)	712	(73)	(5)	634
Publishing	302	(30)	(16)	256
Corporate(c)	(93)	(12)	—	(105)
Intersegment elimination	(1)	—	—	(1)

Total	$3,022	$(928)	$(158)	$1,936

(a)	For the three months ended June 30, 2008, Operating Income before Depreciation and Amortization and Operating Income include a $45 million noncash impairment of certain non-core cable systems held for sale.
(b)	For the three months ended June 30, 2008, Operating Income before Depreciation and Amortization and Operating Income include an $18 million noncash impairment of GameTap as a result of Turner’s decision to sell its on-line video game business. For the three months ended June 30, 2007, Operating Income before Depreciation and Amortization and Operating Income include a $34 million noncash impairment of the Court TV tradename as a result of rebranding the network’s name to truTV, effective January 1, 2008.
(c)	For the three months ended June 30, 2008, Operating Income before Depreciation and Amortization and Operating Income include $4 million in net expenses related to securities litigation and government investigations. For the three months ended June 30, 2007, Operating Income before Depreciation and Amortization and Operating Income include $1 million in legal reserves related to securities litigation and $3 million in net expenses related to securities litigation and government investigations.
(d)	For the three months ended June 30, 2007, Operating Income before Depreciation and Amortization and Operating Income include a net $1 million reduction to the gains on the sales of AOL’s German and U.K. access businesses.

TIME WARNER INC.
RECONCILIATION OF OPERATING INCOME (LOSS) BEFORE DEPRECIATION
AND AMORTIZATION TO OPERATING INCOME (LOSS)
(Unaudited, millions)
Six Months Ended June 30, 2008

	Operating
	Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL	$755	$(162)	$(79)	$514
Cable(a)	2,927	(1,423)	(130)	1,374
Filmed Entertainment	476	(84)	(115)	277
Networks(b)	1,800	(159)	(18)	1,623
Publishing	414	(68)	(35)	311
Corporate(c)	(184)	(21)	—	(205)
Intersegment elimination	(1)	—	—	(1)

Total	$6,187	$(1,917)	$(377)	$3,893

Six Months Ended June 30, 2007

	Operating
	Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL(d)	$1,695	$(209)	$(42)	$1,444
Cable	2,751	(1,318)	(143)	1,290
Filmed Entertainment	506	(75)	(107)	324
Networks(b)	1,649	(147)	(8)	1,494
Publishing	386	(57)	(35)	294
Corporate(c)	(361)	(23)	—	(384)
Intersegment elimination	14	—	—	14

Total	$6,640	$(1,829)	$(335)	$4,476

(a)	For the six months ended June 30, 2008, Operating Income before Depreciation and Amortization and Operating Income include a $45 million noncash impairment of certain non-core cable systems held for sale.
(b)	For the six months ended June 30, 2008, Operating Income before Depreciation and Amortization and Operating Income include an $18 million noncash impairment of GameTap as a result of Turner’s decision to sell its on-line video game business. For the six months ended June 30, 2007, Operating Income before Depreciation and Amortization and Operating Income include a $34 million noncash impairment of the Court TV tradename as a result of rebranding the network’s name to truTV, effective January 1, 2008.
(c)	For the six months ended June 30, 2008, Operating Income before Depreciation and Amortization and Operating Income include $8 million in net expenses related to securities litigation and government investigations. For the six months ended June 30, 2007, Operating Income before Depreciation and Amortization and Operating Income include $153 million in legal reserves related to securities litigation and $14 million in net expenses related to securities litigation and government investigations.
(d)	For the six months ended June 30, 2007, Operating Income before Depreciation and Amortization and Operating Income include a pretax gain of approximately $670 million on the sale of AOL’s German access business, a net $1 million reduction to the gains on the sales of AOL’s German and U.K. access businesses and a $1 million noncash asset impairment.

TIME WARNER INC.
RECONCILIATION OF CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW
(Unaudited, millions)

	Three Months Ended		Six Months Ended
	6/30/08	6/30/07	6/30/08	6/30/07

Cash provided by operations	$2,136	$1,720	$4,932	$3,119
Less cash provided by discontinued operations:
Net income	3	(122)	3	(138)
Other changes	7	142	9	83

Cash provided by continuing operations	2,146	1,740	4,944	3,064
Add payments related to securities litigation and government investigations	4	359	8	910
Add excess tax benefits on stock options	1	28	3	58
Less capital expenditures and product development costs	(1,057)	(1,073)	(2,049)	(1,987)
Less principal payments on capital leases	(10)	(14)	(20)	(32)

Free Cash Flow(a)	$1,084	$1,040	$2,886	$2,013

(a)	Free Cash Flow is cash provided by operations (as defined by U.S. generally accepted accounting principles) plus payments related to securities litigation and government investigations (net of any insurance recoveries) and excess tax benefits from the exercise of stock options, less cash flow attributable to discontinued operations, capital expenditures and product development costs, principal payments on capital leases, and partnership distributions, if any.